Exhibit 99.2

Attachment to Form 4

Designated Filer: Issuer and Ticker Symbol: Date of Event Requiring Statement:	ACMI Corporation (f/k/a/ Circon Corp.) Bovie Medical Corp. (BVX) 09/24/2004

Additional Filers:  Pursuant to Instruction 4(b)(v) of the General Instructions to Form 4, this Form is also being filed on behalf of the following Reporting Persons:

Date: September 24, 2004	AMERICAN CYSTOCOPE MAKERS, INC.
	By:	/s/ David J. Pierce
	Name:	David J. Pierce
	Its:	Vice President Finance and Treasurer

Date: September 24, 2004	FOX PAINE CAPITAL FUND, L.P.

	By:	Fox Paine Capital, LLC
	Its:	General Partner

	By:	Fox Paine & Company, LLC
	Its:	Manager

	By:	/s/ Saul A. Fox
	Name:	Saul A. Fox
	Its:	Member

Date: September 24, 2004	FOX PAINE & COMPANY, LLC

	By:	/s/ Saul A. Fox
	Name:	Saul A. Fox
	Its:	Member

Date: September 24, 2004	FOX PAINE CAPITAL, LLC

	By:	/s/ Saul A. Fox
	Name:	Saul A. Fox
	Its:	Member